                                                                    EXHIBIT 12.1

                        STANDARD COMMERCIAL CORPORATION

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                             (DOLLARS IN THOUSANDS)

                                                  PRO                             PRO
                                                 FORMA         SIX MONTHS        FORMA
                                              SIX MONTHS          ENDED          YEAR
                                                 ENDED        SEPTEMBER 30,      ENDED            YEAR ENDED MARCH 31,
                                             SEPTEMBER 30,   ---------------   MARCH 31,   ----------------------------------
                                               1997 (1)       1997     1996    1997 (2)     1997     1996     1995     1994
                                             -------------   ------   ------   ---------   ------   ------   ------   -------
Income (loss) before taxes.................      10,263      10,693    8,317     36,890    32,245    2,258    9,980   (24,437)
Less interest capitalized to inventories
  during the period........................          --          --       --       (100)     (100)      --     (400)       --
                                             -------------   ------   ------   ---------   ------   ------   ------   -------
Adjusted income (loss) before taxes........      10,263      10,693    8,317     36,790    32,145    2,258    9,580   (24,437)
                                             -------------   ------   ------   ---------   ------   ------   ------   -------
Fixed Charges:
  Interest incurred related to inventories
     and cost of sales.....................      12,680      12,680   15,763     27,508    32,297   41,369   35,381    29,416
  Other interest expense...................       6,384       6,171    4,837     10,270     9,920    9,559    9,947     7,173
  Amortization of financing costs..........       1,468       1,251    2,071      2,560     2,766    6,293    1,713     2,160
  Rental expense(3)........................         229         229      229        457       457      572      144       118
                                             -------------   ------   ------   ---------   ------   ------   ------   -------
Total fixed charges........................      20,761      20,331   22,900     40,795    45,440   57,793   47,185    38,867
                                             -------------   ------   ------   ---------   ------   ------   ------   -------
Earnings...................................      31,024      31,024   31,217     77,585    77,585   60,051   56,765    14,430
                                             -------------   ------   ------   ---------   ------   ------   ------   -------
Ratio (shortfall) of earnings to fixed
  charges..................................         1.5x        1.5x     1.4x       1.9x      1.7x     1.0x     1.2x  (24,437)
                                             -------------   ------   ------   ---------   ------   ------   ------   -------
                                             -------------   ------   ------   ---------   ------   ------   ------   -------


                                              1993
                                             ------
Income (loss) before taxes.................  37,291
Less interest capitalized to inventories
  during the period........................  (2,100)
                                             ------
Adjusted income (loss) before taxes........  35,191
                                             ------
Fixed Charges:
  Interest incurred related to inventories
     and cost of sales.....................  33,733
  Other interest expense...................   8,183
  Amortization of financing costs..........   1,024
  Rental expense(3)........................     132
                                             ------
Total fixed charges........................  43,072
                                             ------
Earnings...................................  78,263
                                             ------
Ratio (shortfall) of earnings to fixed
  charges..................................     1.8x
                                             ------
                                             ------


---------------


(1) The pro forma decrease in income before taxes is attributable to the $430,000 increase in total interest expense and amortization of bond fees associated with the $115.0 million in Senior Notes. The pro forma increase in other interest expense is attributable to the $213,000 increase in interest expense associated with the Senior Notes. The pro forma increase in amortization of financing costs is attributable to the $217,000 increase in amortization of financing costs associated with the Senior Notes.



(2) The pro forma increase in income before taxes is attributable to lower interest costs of $4,789,000 achieved by replacing short-term borrowings with $47.0 million of proceeds from issuance of equity securities in the first quarter of fiscal 1998. This is offset by an increase in interest expense of $350,000 due to replacing short-term borrowings with $115.0 million in long-term borrowings with higher interest rates and a decrease in amortization of financing fees of $856,000 achieved by replacing short-term borrowing with the proceeds from the issuance of equity securities offset by an increase in amortization of fees of $650,000 associated with the issuance of $115.0 million in long-term borrowings. The pro forma decrease in interest incurred related to inventories and cost of sales is due to the $4,789,000 decrease in interest costs described above. The pro forma increase in other interest expense is due to the increase in other interest costs of $350,000 described above. The pro forma net decrease in amortization of financing fees is due to the decrease in such fees of $206,000 described above.



(3) 15% of rental expense related to operating losses representing an appropriate interest factor.

                   STANDARD COMMERCIAL TOBACCO COMPANY, INC.

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                             (DOLLARS IN THOUSANDS)


                                                                         SIX MONTHS
                                                                           ENDED
                                                                       SEPTEMBER 30,              YEAR ENDED MARCH 31,
                                                                       --------------   -----------------------------------------
                                                                        1997    1996    1997     1996     1995     1994     1993
                                                                       ------   -----   -----   ------   ------   ------   ------
Income (loss) before taxes...........................................     505   1,428   4,395    5,207    7,197   10,828   10,695
Less interest capitalized to inventories during the period...........      --      --    (300)    (100)      --   (1,100)     400
                                                                       ------   -----   -----   ------   ------   ------   ------
Adjusted income (loss) before taxes..................................     505   1,428   4,095    5,107    7,197    9,728   11,095
                                                                       ------   -----   -----   ------   ------   ------   ------
Fixed charges:
  Interest incurred related to inventories and cost of sales.........   2,124   1,637   3,454    4,071    4,600    3,500    2,600
  Other interest expense.............................................   2,503     342   1,188      648    2,398      335    1,469
  Amortization of financing costs....................................     255     221      --       --       --       --       --
  Rental expense (1).................................................     190     190     382      353      272       52       50
                                                                       ------   -----   -----   ------   ------   ------   ------
                                                                        5,072   2,390   5,024    5,072    7,270    3,887    4,119
                                                                       ------   -----   -----   ------   ------   ------   ------
Earnings.............................................................   5,577   3,818   9,119   10,179   14,467   13,615   15,214
                                                                       ------   -----   -----   ------   ------   ------   ------
Ratio of earnings to fixed charges...................................     1.1x    1.6x    1.8x     2.0x     2.0x     3.5x     3.7x
                                                                       ------   -----   -----   ------   ------   ------   ------
                                                                       ------   -----   -----   ------   ------   ------   ------


---------------

(1) 15% of rental expense related to operating losses representing an appropriate interest factor.